UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2014

GRAND CHINA ENERGY GROUP LIMITED
(Exact Name of Registrant as Specified in Charter)

British Columbia	000-53490	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1601 16/F China Taiping Tower Phase II 8 Sunning Road Causeway Bay Hong Kong
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +852 36918831
SGB INTERNATIONAL HOLDINGS, INC.
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2014, SGB International Holdings, Inc. (the “Company”) filed a Notice of Alteration and Certificate of Name Change to its Notice of Articles with the Registry of British Columbia to change the Company’s name to Grand China Energy Group Limited. The name change became legally effective as of such date.

A copy of the Notice of Alteration and Certificate of Name Change to the Company’s Notice of Articles is attached to this Current Report on Form 8-K as Exhibit 3.1, and its terms are incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On July 11, 2014, the Company’s Board of Directors resolved to hold a general meeting of its shareholders to vote on the change of the Company’s name to Grand China Energy Group Limited, and on August 4, 2014, the Company held such meeting. The majority stockholders of the Company voted in favor of the Company’s name change.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Notice of Alteration and Certificate of Name Change to British Columbia Notice of Articles

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 12, 2014

Grand China Energy Group Limited

By:	/s/ Shibi Chen
Name: Shibi Chen Title: Chief Executive Officer